EXHIBIT 99.1

N E W S B U L L E T I N		RE:

FROM:

FRB	WEBER SHANDWICK	[WORLDWIDE RESTAURANT
	FINANCIAL COMMUNICATIONS	CONCEPTS LOGO]

15301 Ventura Blvd., Bldg B, Suite 300
Sherman Oaks, CA 91403
(818) 662-9800
NYSE: SZ

FOR FURTHER INFORMATION:
AT THE COMPANY:		AT FRB¦WEBER SHANDWICK:
Keith Wall	Kim Forster	James Hoyne	Tricia Ross
Vice President and CFO	Vice President, Planning	General Information	Investor/Analyst Contact
(818) 662-9800	(818) 662-9800	(310) 407-6546	(310) 407-6540

FOR IMMEDIATE RELEASE

March 27, 2003

WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES

opening of THE 20TH Pat & OSCAR’s

SHERMAN OAKS, Calif.—March 27, 2003—Worldwide Restaurant Concepts, Inc. (NYSE: SZ) announced today that the Pat & Oscar’sSM division has opened its 20th restaurant. The restaurant is located in Palm Desert, California and is the fifth new Pat & Oscar’s to open in the Company’s 2003 fiscal year.

“Our new Palm Desert location is another example of our strategy of expanding into increasingly wider geographic markets. It’s part of our build-out of the Inland Empire market, where we already have restaurants in Ontario Mills and Temecula. As we look forward to our fiscal 2004 openings, we expect to continue our expansion in this market,” said Charles Boppell, President and CEO of Worldwide Restaurant Concepts, Inc.

Pat & Oscar’s restaurants offer an award winning combination of great food, such as chicken, pizza, salads, ribs and freshly baked breadsticks served in a friendly, “quick casual” environment. The Company operates throughout San Diego, Orange and Los Angeles counties, and has opened three Los Angeles-area restaurants in the last four months as part of its expansion strategy.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 318 Sizzler® restaurants worldwide, 111 KFC® restaurants primarily located in Queensland, Australia, and 20 Pat & Oscar’sSM restaurants. Additional information about the Company can be found at www.wrconcepts.com.

-more-

FRB|Weber Shandwick serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefor.

The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

Worldwide Restaurant Concepts, Inc.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

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